Exhibit 23(c)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-117606, No. 333-92757, No. 333-83707, No.
333-34175, No. 33-59099, No. 33-54689) of Thomas Industries Inc. of our report dated March 16, 2005 relating to the financial statements of The Genlyte Thomas Group LLC and subsidiaries, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
Louisville, Kentucky
March 16, 2005